SECURITIES PURCHASE AGREEMENT

DOCUMENT SPA-04132016

This Securities Purchase Agreement (this “Agreement”) is dated as of April 13, 2016, between Greenestone Healthcare Corporation, a Colorado corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Issuer desires to sell and Investor desires to purchase a Promissory Note due, subject to the terms therein, seven (7) months from its effective date of issuance, issued by the Issuer to the Investor, in the form of Exhibit A attached hereto (the “Note”) and a Warrant to purchase 3,703,700 shares of the Issuer’s common stock for a period of five (5) years from the date hereof, issued by the Issuer to the Investor, in the form of Exhibit B attached hereto (the “Warrant,” and together with the Note, the “Securities”) as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Issuer and the Investor agree as follows:

ARTICLE I PURCHASE AND SALE

1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Issuer agrees to sell, and the Investor agrees to purchase the Note, in an aggregate principal amount of $500,000, and a Warrant to purchase 3,703,700 shares of Issuer common stock with an aggregate exercise price of $111,111. The Investor shall deliver to the Issuer, via wire transfer, immediately available funds in the amount of US $200,000 (the “Purchase Price”) and the Issuer shall deliver to the Investor the Note and the Warrant, and the Issuer and the Investor shall deliver any other documents or agreements related to this transaction.

1.2 Effective Date. This Agreement will become effective only upon occurrence of the two following events: execution of this Agreement, the Note, and the Warrant by both the Issuer and the Investor, and delivery of the first payment of the Purchase Price by the Investor to the Issuer.

1.3 Additional Payments. The Note allows the Investor to pay up to $250,000 of additional consideration to the Issuer in such amounts and at such dates as the Investor and the Issuer may mutually agree (each, an “Additional Payment”). Within three (3) days after Investor makes any Additional Payment to the Issuer under the Note, the Issuer shall execute and deliver to the Investor an additional warrant in the form of the Warrant issued hereunder with an aggregate exercise amount equal to 50% of the Principal Sum attributable to the Additional Payment made by the Investor, a per share Exercise Price equal to the lesser of $0.03 per share or the closing price per share on the date of the Additional Payment (subject to adjustment as provided therein), and the number of shares for which the warrant is exercisable equal to the aggregate exercise amount for the additional warrant divided by the Exercise Price per share, and any such Warrant will be immediately exercisable upon the date of issuance of such Warrant. For example, if the Investor makes an Additional Payment of $90,000 and the price per share of the Issuer’s common stock closes at $0.01 per share on the date of the Additional Payment, the Principal Sum attributable to the Additional Payment of $90,000 will be $100,000 (calculated by dividing the $90,000 payment by the $450,000 of total possible Consideration and multiplying the result by the $500,000 of total possible Principal Sum) and the Issuer shall execute and deliver to the Investor a Warrant exercisable to purchase 5,000,000 shares with an Exercise Price per share of $0.01 and an aggregate exercise amount of $50,000.

ARTICLE II MISCELLANEOUS

2.1 Successors and Assigns. This Agreement may not be assigned by the Issuer. The Investor may assign any or all of its rights under this Agreement and agreements related to this transaction. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Reservation of Shares. At all times during which the Note is outstanding or the Investor owns any

Warrant exercisable for shares of the Issuer, the Issuer will reserve for the Investor from its authorized and unissued shares of common stock a number of shares of not less than five times the number of shares necessary to provide for the issuance of common stock upon the full conversion of the Note and upon full exercise of such Warrants. The Issuer initially shall reserve at least 70,000,000 shares of Common Stock for the Investor. The Issuer represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Issuer agrees that its issuance of the Note and the Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of common stock upon the conversion of the Note and the exercise of the Warrant. No further approval or authority of the stockholders or the Board of Directors of the Issuer will be required for the issuance and sale of the Securities to be sold by the Issuer as contemplated by the Agreement or for the issuance of the shares contemplated by the Note or the shares contemplated by the Warrant. The Issuer represents that Pacific Stock Transfer serves as the Issuer’s transfer agent as of the date of this Agreement. The Issuer acknowledges that Pacific Stock Transfer is a party to an irrevocable instruction and share reservation letter agreement between the Issuer, the transfer agent and the Investor regarding the Note and the Warrant, and the Issuer agrees that the Issuer’s use of Pacific Stock Transfer as its transfer agent is material to the Investor and that the Issuer may not terminate or replace Pacific Stock Transfer as the Issuer’s transfer agent without obtaining the Investor’s written consent thirty days in advance of such termination or replacement.

2.3 Piggyback Registration Rights. The Issuer shall include on the next registration statement (but excluding any registration statement on Form S-8) the Issuer files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note and all shares issuable upon exercise of the Warrant. Failure to do so will result in liquidated damages of 10% of the outstanding principal balance of the Note, but not less than $25,000, being immediately due and payable to the Investor at its election in the form of cash payment or addition to the balance of the Note.

2.4 Rule 144 Tacking Back and Registration Rights. Whenever the Note or Warrant or any other document related to this transaction provides that a conversion amount, make-whole amount, penalty, fee, liquidated damage, or any other amount or shares (a “Tack Back Amount”) tacks back to the original date of the Note, Warrant, or document for purposes of Rule 144 or otherwise, in the event that such Tack Back Amount was registered or carried registration rights, then that Tack Back Amount shall have the same registration status or registration rights as were in effect immediately prior to the event that gave rise to such Tack Back Amount tacking back. For example, if the Investor converts a portion of the Note and receives registered shares and the Investor later rescinds that conversion, the conversion amount would be returned to the principal balance of the Note and upon any future conversion of the Note the amount converted would be convertible into shares registered on that registration statement.

2.5 Terms of Future Financings. So long as the Note is outstanding or the Investor owns any warrants issued by the Issuer, upon any issuance by the Issuer or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in the Note or the warrants, such term, at the Investor’s option, shall become a part of the transaction documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion rights, conversion discounts, conversion lookback periods, interest rates, original issue discounts, and warrant coverage. The Issuer shall notify the Investor of such additional or more favorable term, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms, and, at any time while the Note or any warrant is outstanding, the Investor may request of the Issuer and/or its transfer agent (and they will provide) a schedule of all issuances since the date of this Agreement of shares of common stock or of securities entitling the holder thereof to acquire shares of common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of common stock of the Issuer.

2.6 Governing Law, Legal Proceedings, and Arbitration. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THE PARTIES HEREBY WARRANT AND REPRESENT THAT THE SELECTION OF NEVADA LAW AS GOVERNING UNDER THIS AGREEMENT (I) HAS A REASONABLE NEXUS TO EACH OF THE PARTIES AND TO THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT; AND (II) DOES NOT OFFEND ANY PUBLIC POLICY OF NEVADA, FLORIDA, OR OF ANY OTHER STATE, FEDERAL, OR OTHER JURISDICTION.

ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES, SHALL BE COMMENCED ONLY IN THE STATE OR FEDERAL COURTS OF GENERAL JURISDICTION LOCATED IN MIAMI-DADE COUNTY, IN THE STATE OF FLORIDA, EXCEPT THAT ALL SUCH DISPUTES BETWEEN THE PARTIES SHALL BE SUBJECT TO ALTERNATIVE DISPUTE RESOLUTION THROUGH BINDING ARBITRATION AT THE INVESTOR’S SOLE DISCRETION AND ELECTION (REGARDLESS OF WHICH PARTY INITIATES THE LEGAL PROCEEDINGS). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in Miami-Dade County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the date of this Agreement, except as modified by this Agreement. The Investor’s demand for arbitration shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Agreement. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

2.7 Delivery of Process by Investor to Issuer. In the event of any action or proceeding by the Investor against the Issuer, and only by Investor against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Investor via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known address or to its last known attorney as set forth in its most recent SEC filing.

2.8 Opinion of Counsel. The Issuer shall provide the Investor with an opinion of counsel prior to the Effective Date of this Agreement that neither this Agreement, nor any other agreement between the parties, nor any of their terms (including, but not limited to, interest, original issue discount, conversion terms, warrants terms, penalties, fees or liquidated damages), individually or collectively violate any usury laws in the State of Nevada.

THE ISSUER HEREBY WARRANTS AND REPRESENTS THAT THE SELECTION OF NEVADA LAW AS GOVERNING UNDER THIS AGREEMENT (I) HAS A REASONABLE NEXUS TO EACH OF THE PARTIES AND TO THE TRANSACTIONS CONTEMPLATED BY THESE AGREEMENTS; AND (II) DO NOT OFFEND ANY PUBLIC POLICY OF NEVADA, FLORIDA, OR OF ANY OTHER STATE, FEDERAL, OR OTHER JURISDICTION. In the event that any other opinion of counsel is needed for any matter related to this Agreement, the Investor has the right to have any such opinion provided by its counsel. Investor also has the right to have any such opinion provided by Issuer’s counsel.

2.9 Notices. Any notice required or permitted hereunder must be in writing and either be personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

2.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by email.

2.11 Expenses. The Issuer and the Investor shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. In the event any attorney is employed by either party to this Agreement with respect to legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

2.12 No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Agreement, the Note, the Warrant, or the Purchase Price without written permission by both the Issuer and the Investor.

2.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 13th day of April, 2016.

ISSUER:

GREENESTONE HEALTHCARE CORPORATION

By: ____________________________

Shawn E. Leon

Chief Executive Officer

INVESTOR:

_______________________________

JMJ Financial / Its Principal

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